Management Agreement

                                     Between

                                IVF AMERICA, INC.

                                       AND

                        MPD Medical Associates (MA), P.C.

     THIS MANAGEMENT AGREEMENT dated as of January 1, 1996 by and between IVF AMERICA, INC., a Delaware corporation, with its principal place of business at One Manhattanville Road, Purchase, New York 10577 ("IVFA") and MPD Medical Associates (MA), P.C., with its principal place of business at Deaconess-Waltham Hospital, Hope Ave. Waltham, Massachusetts 02254 ("P.C.").

                                    Recitals

     P.C. is a medical practice specializing in the provision of gynecological services, including treatment of human infertility, encompassing the provision of in vitro fertilization and other assisted reproductive services ("Infertility Services").

     IVFA is in the business of owning certain assets and providing management and administrative services to medical practices specializing in the provision of Infertility Services, and furnishing such medical practices with the necessary facilities, equipment, personnel, supplies and support staff.

     P.C. desires to obtain the services of IVFA in performing such management and administrative functions to permit P.C. to devote its efforts on a concentrated and continuous basis to the rendering of Infertility Services to its patients .

     P.C. desires access to capital to fund its growth and development and IVFA desires to provide such capital or access to capital as provided herein.

     NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration the P.C. hereby agrees to purchase from IVFA the management and administrative services herein described and IVFA agrees to provide such services on the terms and conditions provided herein.

                                   ARTICLE 1

                                  DEFINITIONS

     1.0 DEFINITIONS. For the purposes of this Agreement, the following definitions shall apply:

          1.1 "Adjustments" shall mean adjustments for uncollectible accounts, discounts, contractual adjustments, professional courtesies and other activities that do not generate a collectible fee as reasonably determined by IVFA's independent certified public accountant.

          1.2 "Base Management Fee" shall mean an annual fee paid by P.C. to IVFA in an amount equal to 6% percentage of P.C.'s annual Physician and Other Professional Revenues. The Base Management Fee shall cover the cost of management services provided by IVFA corporate staff to the P.C., as more specifically described in Section 2.3.

          1.3 "Cost of Services" shall mean all ordinary and necessary expenses of P.C. and all direct ordinary and necessary operating expenses of IVFA without mark-up, incurred in connection with the management of P.C.'s medical practice , as more specifically described in Section 2.1.

          1.4 "Facilities" shall mean the medical office and clinical space of P.C., including any satellite locations, related businesses and all medical group business operations of IVFA, which are utilized by P.C. in its medical practice.

          1.5 "Fiscal Year" shall mean the 12- month period beginning January 1 and ending December 31 of each year.

          1.6 "Infertility Services" shall mean gynecological services, including treatment of human infertility encompassing the provision of in vitro fertilization and other assisted reproductive services provided by P.C. or any Physician Employee and Other Professional Employee..

          1.7 "Other Professional Employees" shall mean professional employees who can not be employeed by IVFA due to any Massachusetts law or regulation.

          1.8 "Physician Employees" shall mean those individuals who are employees or shareholders of P.C. or are otherwise under contract with P.C. to provide professional services to P.C. patients and are duly licensed as physicians in the Commonwealth of Massachusetts.

          1.9 "Physician and Other Professional Revenues" shall mean all fees, whether received or accrued, and actually recorded each month (net of Adjustments) by or on behalf of P.C. as a result of professional medical services personally furnished to patients by


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

     Physician Employees and Other Professional Employees and other fees or income earned in their capacity as professionals, whether rendered in an inpatient or outpatient setting, including but not limited to, medical director fees or technical fees from medical ancillary services, consulting fees and speaking fees.

          1.10 "Physician Stockholders" shall mean the physician or physicians who are stockholders of P.C.

          1.11 "Predistribution Earnings" ("PDE") shall mean Physician and Other Professional Revenue , less Cost of Services, Base Management Fee, and any advance made to P.C. by IVFA pursuant to Section 6.3 hereof.

          1.12 "Revenues" shall mean the sum of all Physician and Other Professional Revenues.

          1.13 "Technical Employees" shall mean technicians who provide services to the P. C. All Technical Employees shall be IVFA Employees.

                                   ARTICLE 2

                    COST OF SERVICES AND BASE MANAGEMENT FEE

     2.1 "Cost of Services" (as defined in Section 1.3 above) includes without limitation, the following costs and expenses, whether incurred by IVFA or P.C.:

          2.1.1 Salaries and fringe benefits of all employees of IVFA working directly in the management, operation or administration (including, without limitation, Technical Employees) providing services at P.C., along with payroll taxes or all other taxes and charges now or hereafter applicable to such personnel;

          2.1.2 Expenses incurred in the recruitment of additional Physicians for P.C., including, but not limited to employment agency fees, relocation and interviewing expenses and any actual out-of-pocket expenses of IVFA personnel in connection with such recruitment effort;

          2.1.3 Direct marketing expenses of P.C., such as direct costs of printing marketing materials prepared by IVFA;

          2.1.4 Any sales and use taxes assessed against P.C. related to the operation of P.C.'s medical practice;


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

          2.1.5 Lease payments, depreciation expense (determined according to GAAP), taxes and interest directly relating to the Facilities and equipment, and other expenses of the Facilities described in Section 3.2, below;

          2.1.6 Legal fees paid by IVFA or P.C. to outside counsel in connection with matters specific to the operation of the P.C. such as regulatory approvals required as a result of the parties entering into this Agreement;

          2.1.7   Fringe benefits provided to Physician Employees;

          2.1.8   All  insurance  necessary  to operate  P.C.,  including  fire,
                  theft,   general  liability  and  malpractice   insurance  for
                  Physician Employees and the P.C.;

          2.1.9 Professional licensure fees and board certification fees of Physician Employees and Other Professional Employees rendering Infertility Services on behalf of P.C.;

          2.1.10  Membership  in   professional   associations   and  continuing
                  professional education for Physician Employees and Other Professional Employees;

          2.1.11  Quality Assurance Program described in Section 3.8 herein;

          2.1.12 Cost of filing of fictitious name permits pursuant to this Agreement; and

          2.1.13 Such other costs and expenses directly incurred by IVFA or P.C. that are necessary for the management or operation of the P.C.

     2.2 Notwithstanding anything to the contrary contained herein, Cost of Services shall not include costs of the following:

          2.2.1   PDE of the P.C. paid to Physician Stockholders;

          2.2.2 Costs or expenses not included in the annual budget prepared by IVFA pursuant to Section 3.4 herein, unless approved by the parties;

          2.2.3   the Base Management Fee;

          2.2.4   Any IVFA overhead charges; and

          2.2.5 Any federal or state income taxes of IVFA other than as provided above.


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

     2.3 "Base Management Fee" shall include all indirect costs of IVFA and shall cover and include all legal, accounting, financial, marketing, management and administrative assistance provided by IVFA corporate staff.

                                   ARTICLE 3

                      DUTIES AND RESPONSIBILITIES OF IVFA

     3.1 MANAGEMENT SERVICES AND ADMINISTRATION.

          3.1.1 The P.C. hereby appoints IVFA as its sole and exclusive manager and administrator of all of its day-to-day business functions and grants IVFA all the necessary authority to carry out its duties and responsibilities pursuant to the terms of this Agreement. P.C. and only P.C. will perform the medical functions of its practice. IVFA will have no authority, directly or indirectly, to perform, and will not perform, any medical function. IVFA may, however, advise P.C. as to the relationship between its performance of medical functions and the overall administrative and business functioning of its practice. To the extent that they assist P.C. in performing medical functions, all Technical Employees provided by IVFA shall be subject to the professional supervision of the P.C.

          3.1.2 IVFA shall, on behalf of P.C., bill patients and collect professional fees for Infertility Services rendered by P.C. at the Facility, outside the Facility for P.C.'s hospitalized patients, and for all other Infertility Services rendered by any Physician Employee or Other Professional Employee. P.C. hereby appoints IVFA for the term hereof to be its true and lawful attorney-in-fact, for the following purposes: (i) to bill patients in P.C.'s name and on its behalf; (ii) to collect accounts receivable resulting from such billing in P.C.'s name and on its behalf;
     (iii) to receive payments from insurance companies, prepayments received from health care plans, and all other third party payors; (iv) to take possession of and endorse in the name of P.C. (and/or in the name of any Physician Employee or Other Professional Employee rendering Infertility Services to patients of P.C.) any notes, checks, money orders, and other instruments received in payment of accounts receivable; and (v) to initiate the institution of legal proceedings in the name of P.C. to collect any accounts and monies owed to P.C. to enforce the rights of P.C. as creditor under any contract or in connection with the rendering of any service, and to contest adjustments and denials by governmental agencies (or its fiscal intermediaries) as third-party payors.

          3.1.3 IVFA shall supervise and maintain (on behalf of P.C.) all files and records relating to the operations of the Facilities, including but not limited to accounting and billing records, patient medical records, and collection records. Patient medical records shall at all times be and remain the property of P.C. and shall be located at the Facilities and be readily accessible for patient care. IVFA's management of all files and records shall comply with all applicable state and federal laws and regulations, including without limitation, those pertaining to confidentiality of patient records. The medical records of each patient shall be expressly deemed confidential and shall not be made available to any third party except in compliance with all applicable laws, rules and regulations. IVFA shall have access to such records in order to provide the services hereunder, to perform billing functions, and to prepare for the defense of any lawsuit in which those records may be relevant. The obligation to maintain the confidentiality of such records shall survive termination of this Agreement. P.C. shall have unrestricted access to all of its records at all times.

          3.1.4 IVFA shall supply to P.C. all reasonably necessary clerical, accounting, bookkeeping and computer services, printing, postage and duplication services, medical transcribing services, and any other necessary or appropriate administrative services reasonably necessary for the efficient operation of P.C.'s medical practice at the Facilities.

          3.1.5 Subject to P.C.'s prior approval, IVFA shall design and implement an appropriate marketing and public relations program on behalf of P.C., with appropriate emphasis on public awareness of the availability of Infertility Services from P.C. The public relations program shall be conducted in compliance with applicable laws and regulations governing advertising by the medical profession. P.C. shall approve all advertising and marketing materials prior to use.

          3.1.6 IVFA shall assist P.C. in recruiting additional physicians, including such administrative functions as advertising for and identifying potential candidates, checking credentials, and arranging interviews; provided, however, P.C. shall interview and make the ultimate decision as to the suitability of any physician to become associated with P.C. All physicians recruited by IVFA and accepted by P.C. shall be employees of or independent contractors to P.C.

          3.1.7 IVFA shall negotiate, but shall not enter into, and shall administer all managed care contracts on behalf of P.C. and shall consult with P.C. on all administrative matters relating thereto.

          3.1.8 IVFA shall arrange for legal and accounting services as may be reasonably required in the ordinary course of P.C.'s operation, including the cost of enforcing any physician contract containing restrictive covenants. Nothing contained herein is intended to authorize IVFA to settle any claim made by or against P.C.

          3.1.9 IVFA shall negotiate for and cause premiums to be paid with respect to the insurance provided for in Article 9.

          3.1.10 IVFA shall take such other reasonable actions to collect fees and pay expenses of the Facilities in a timely manner as are deemed reasonably necessary to facilitate the operation of P.C.'s medical practice at the Facilities.


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

     3.2 FACILITIES. IVFA shall provide the office space, facilities and services necessary for the operation of P.C.'s medical practice, as set forth in Exhibit "A" hereto, including but not limited to, the use of the Facilities, all repairs, maintenance and improvements thereto, utility (telephone, electric, gas, water) services, customary janitorial services, refuse disposal and all other services reasonably necessary in conducting the Facilities' physical operations. IVFA shall provide for the cleanliness of the Facilities, and timely maintenance and cleanliness of the equipment, furniture and furnishings located therein. IVFA shall consult with P.C. regarding the condition, use and needs for the Facilities, equipment, services and improvements thereto.

     3.3 EXECUTIVE DIRECTOR AND OTHER PERSONNEL.

          3.3.1 EXECUTIVE DIRECTOR. Subject to the approval of P.C., IVFA shall hire and appoint an Executive Director to manage and administer all of the day-to-day business functions of the Facilities and determine the salary and fringe benefits paid to the Executive Director. At the direction, supervision and control of IVFA, the Executive Director, subject to the terms of this Agreement, shall implement the policies agreed upon by IVFA and P.C. and shall generally perform the administrative duties assigned to the Executive Director by IVFA.

          3.3.2 PERSONNEL. IVFA shall provide non-professional support personnel and administrative personnel, clerical, secretarial, bookkeeping and collection personnel reasonably necessary for the efficient operation of P.C. at the Facilities. Such personnel shall be under the direction, supervision and control of IVFA, with Technical Employees subject to the professional supervision of P.C. If P.C. is dissatisfied with the services of any person delivering nonprofessional services, P.C. shall consult with IVFA. IVFA shall in good faith determine whether the performance of that employee warrants termination. IVFA's obligations to utilize nonprofessional personnel shall be governed by the overriding principle and goal of facilitating P.C.'s provision of high quality medical care and laboratory services. IVFA shall make every effort consistent with sound business practices to honor the specific requests of P.C. with regard to the assignment of IVFA's employees.

     3.4 FINANCIAL PLANNING AND GOALS. IVFA shall prepare for the approval of P.C. annual capital and operating budgets reflecting the anticipated revenues and expenses, sources and uses of capital for growth of P.C.'s practice and for the provision of Infertility Services at the Facilities. IVFA shall present the budgets to P.C. for its approval at least thirty (30) days prior to the commencement of each Fiscal Year. IVFA shall specify the targeted profit margin for P.C.'s practice at the Facilities which shall be reflected in the overall budget.

     3.5 AUDITS AND STATEMENTS. IVFA shall prepare annual financial statements for operations of P.C. at the Facilities within ninety (90) days of the close of the Fiscal Year. IVFA shall prepare monthly financial statements containing a balance sheet and statement of operations, which shall be delivered to the P.C. within thirty (30) days after the close of each calendar month.

     3.6 INVENTORY AND SUPPLIES. IVFA shall order and purchase inventory and supplies, and such other materials which are requested by P.C. to enable the providers to deliver Infertility Services in a cost-effective manner.

     3.7 QUALITY ASSURANCE. IVFA shall assist P.C. in fulfilling its obligations to maintain a Quality Assurance Program and in meeting the goals and standards of such program.

                                   ARTICLE 4

                      DUTIES AND RESPONSIBILITIES OF P.C.

     4.1 PROFESSIONAL SERVICES. P.C. shall provide Infertility Services to patients in compliance at all times with applicable ethical standards, laws and regulations applying to the practice of medicine in the Commonwealth of Massachusetts. P.C. shall ensure that each Physician Employee, Other Professional Employee and any other professional provider associated with P.C. is duly licensed to provide the services being rendered within the scope of such provider's practice. In addition, P.C. shall require each Physician Employee to maintain a DEA number and appropriate medical staff privileges as determined by P.C. during the term of this Agreement and to obtain board certification in Reproductive Endocrinology within five (5) years of a Physician Employee's completion of an accredited training program. In the event that any disciplinary actions or medical malpractice actions are initiated against any such physician or other professional provider, P.C. shall promptly inform the Executive Director and the underlying facts and circumstances of such action.

     4.2 MEDICAL PRACTICE. P.C. shall use and occupy the Facilities exclusively for the purpose of providing Infertility Services and shall comply with all applicable laws and regulations and all applicable standards of medical care. The medical practice conducted at the Facilities shall be conducted solely by physicians employed by or serving as independent contractors to P.C. No other physician or medical practitioner shall be permitted to use or occupy the Facilities without the prior written consent of IVFA, except in the case of a medical emergency, in which event, notification shall be provided to IVFA as soon after such use or occupancy as possible.

     4.3 EMPLOYMENT OF PHYSICIANS AND OTHER PROFESSIONAL EMPLOYEES. P.C. shall undertake and use its best efforts to locate physicians who, in P.C.'s judgment, possess the credentials and expertise necessary to enable such physician candidates to become affiliated with P.C. for the purpose of providing Infertility Services. P.C. shall cause each Physician Employee to enter into an employment agreement with P.C. in the form attached hereto as Exhibit B. P.C. covenants that it will not employ any physician unless the physician shall sign such employment agreement before employment. P.C. shall have complete control of and responsibility for the hiring, compensation, supervision, evaluation and termination of its Physician Employees and Other Professional Employees, although at the request of P.C., IVFA shall consult with P.C. respecting such matters.

     4.4 CONTINUING MEDICAL EDUCATION . P.C. shall require its Physician Employees and Other Professional Employees to participate in such continuing medical education as P.C. deems to be reasonably necessary for such Physicians or Other Professional Employees to remain current in the provision of Infertility Services.

     4.5 PROFESSIONAL INSURANCE ELIGIBILITY. P.C. shall cooperate in the obtaining and retaining of professional liability insurance by assuring that its Physician Employees and Other Professional Employees are insurable and participating in an on-going risk management program.

                                   ARTICLE 5

                              LICENSE OF IVFA NAME

     5.1 GRANT OF LICENSE. IVFA hereby grants to P.C. a non-assignable license for the term of this Agreement to use the name IVFA America(R) and any other service names, trademark names and logos (the "Trade Names") in conjunction with the provision of Infertility Services by P.C. at the Facilities. Notwithstanding the License granted to P.C. hereunder, IVFA retains the absolute right to use and license the Trade Names to others.

     5.2 FICTITIOUS NAME PERMIT. If necessary, P.C. shall file or cause to be filed an original, amended or renewal application with an appropriate regulatory agency to obtain a fictitious name permit which allows P.C. to practice at the Facilities under the Trade Names and shall take any other actions reasonably necessary to procure protection of or protect IVFA's rights to the Trade Names. IVFA shall cooperate and assist P.C. in obtaining any such original, amended or renewal fictitious name permit.

     5.3 RIGHTS OF IVFA. P.C. acknowledges IVFA's exclusive right, ownership, title and interest in and to the Trade Names and will not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of such right, title and interest. In connection with the use of the Trade Names, P.C. shall not in any manner represent that it has any ownership interest in the Trade Names, and P.C.'s use shall not create in P.C.'s favor any right, title, or interest in or to the Trade Names other than the right of use granted hereunder, and all such uses by P.C. shall inure to the benefit of IVFA. P.C. shall notify IVFA immediately upon becoming aware of any claim, suit or other action brought against it for use of the Trade Names or the unauthorized use of the Trade Names by a third party. P.C. shall not take any other action to protect the Trade Names without the prior written consent of IVFA. IVFA, if it so desires, may commence or prosecute any claim or suit in its own name or in the name of P.C. or join P.C. as a party thereto. P.C. shall not have any rights against IVFA for damages or other remedy by reason of any determination of IVFA not to act or by reason of any settlement to which IVFA may agree with respect to any alleged infringements, imitations or unauthorized use by others of the Trade Names, nor shall any such determination of IVFA or such settlement by IVFA affect the validity or enforceability of this Agreement.

     5.4 RIGHTS UPON TERMINATION.

          5.4.1 Upon termination of this Agreement, P.C's license to use the Trade Names shall be automatically revoked and P.C. shall: (i) cease using the Trade Names in all respects and refrain from making any reference on its letterhead or other publicly disseminated information or material to its former relationship with IVFA; and (ii) take any and all actions required to make the Trade Names available for use by any other person or entity designated by IVFA.

          5.4.2 P.C.'s failure (except as otherwise provided herein) to cease using the Trade Names at the termination or expiration of this Agreement will result in immediate and irreparable harm to IVFA and to the rights of any licensee of IVFA for which there is no adequate remedy at law. In such event, IVFA shall be entitled to equitable relief by way of injunctive relief and such other relief as any court with jurisdiction may deem just and proper. Additionally, pending such a hearing and a decision on an application for a permanent injunction, IVFA shall be entitled to a temporary restraining order, without prejudice to any other remedy available to IVFA. The costs of all such remedies hereunder shall be at the expense of P.C. but shall not be a Cost of Services, as defined herein..

                                   ARTICLE 6

                             FINANCIAL ARRANGEMENTS

     6.1 SERVICE FEES. The compensation set forth in this Article 6 is being paid to IVFA in consideration of the substantial commitment made and services to be rendered by IVFA hereunder and is fair and reasonable. IVFA shall be paid the following amounts (collectively "Service Fees"):

          6.1.1 an amount reflecting all Costs of Services (whether incurred by IVFA or P.C.) paid or recorded by IVFA pursuant to the terms of this Agreement;

          6.1.2. any amounts advanced by IVFA to P.C. to fund obligations of P.C. pursuant to Section 6.3, below;

          6.1.3. during each year of this Agreement, a Base Management Fee of an amount equal to six percent (6%) of the Revenues;

          6.1.4  an  additional   service  fee  which  shall  be  calculated  in
     accordance with the profit allocation formula set forth in Exhibit C hereof.

     6.2 ACCOUNTS RECEIVABLE. On the 15th business day of each month, IVFA shall provide P.C. with a reconciliation of the accounts receivable of P.C. arising during the previous calendar month. Accounts receivable shall be defined as all receivables recorded each month (net of Adjustments) on the books of P.C. IVFA shall transfer or pay such amount of funds to P.C. necessary to pay such portion of the Cost of Services which are costs and expenses of P.C., as described in Section 2.1 above. P.C. shall cooperate with IVFA and execute all necessary documents in connection with the assignment of such accounts receivable to IVFA or, at IVFA's option, to its lenders. All collections in respect of such accounts receivable shall be deposited in a bank account at a bank designated by IVFA. To the extent P.C. comes into possession of any payments in respect of such accounts receivable, P.C. shall direct such payments to IVFA for deposit in bank accounts designated by IVFA. Although it is the intention of the parties that IVFA purchase and thereby become owner of the accounts receivable of P.C., in case such purchase shall be ineffective for any reason, P.C. is concurrently herewith entering into a Security Agreement in the form attached as Exhibit D to grant a security interest in the accounts receivable to IVFA.

     6.3 ADVANCES. In addition to the purchase of the Accounts Receivable set forth in 6.2, above, IVFA agrees to advance funds to P.C., to provide new services, utilize new technologies, fund projects such as new and replacement equipment, provide working capital or fund mergers of other physicians or physician groups into P.C. Such advances shall be made only with the consent of the P.C.

          6.3.1 Any amounts advanced hereunder shall be considered Service Fees as provided for in Section 6.1 and shall be repaid monthly in such amounts as agreed by the affected parties.

          6.3.2 Interest expense will be charged for funds advanced and will be computed at the Prime Rate used by IVFA's primary bank in effect at the time of the advance.

                                   ARTICLE 7

                                TERM AND RENEWAL

     7.1 The term of this Agreement shall begin January 1, 1996 and shall expire ten (10) years after such date unless earlier terminated pursuant to Article 8 below. This Agreement may be renewed by either party, if within the period of 180 days prior to the date of expiration one party gives notice to the other of its intention to continue this Agreement under the same terms and conditions as set forth herein or under such different terms and conditions as particularly set forth in the written notice and further providing that the other party has 30 days from the date of notice to accept, reject or modify the offer. If within 30 days the other party does not respond or by written notice accepts, this Agreement shall continue for an additional 10 years under the terms and conditions as provided in the notice. In the event the offer is not accepted, the parties agree to negotiate, in good faith, a renewal of this Agreement under terms and conditions acceptable to each party.

                                   ARTICLE 8

                          TERMINATION OF THE AGREEMENT

     8.1 TERMINATION .

          This Agreement may be terminated by either party in the event of the following:

          8.1.1 INSOLVENCY. If a receiver, liquidator or trustee of either party shall be appointed by court order, or a petition to reorganize shall be filed against either party under any bankruptcy, reorganization or insolvency law, and shall not be dismissed within 90 days, or either party shall file a voluntary petition in bankruptcy or make assignment for the benefit of creditors, then the other party may terminate this Agreement upon 10 days prior written notice to the other party.

          8.1.2 MATERIAL BREACH. If either party shall materially breach its obligations hereunder, then the other party may terminate this Agreement by providing 30 days prior written notice to the breaching party detailing the nature of the breach, provided that the breaching party shall not have cured the breach within such 30 day period, or, with respect to breaches that are not curable within such 30 day period, shall not have commenced to cure such breach within such 30 day period and thereafter shall not have cured the breach with the exercise of due diligence.

          8.1.3   ILLEGALITY.   Either  party  may  terminate   this   Agreement
     immediately upon receipt of notification by any local, state or federal agency or court of competent jurisdiction that the conduct contemplated by this Agreement is forbidden by law; except that this Agreement shall not terminate during such period of time as to either party which contests such notification in good faith and the conduct contemplated by this Agreement is allowed to continue during such contest. If any governing regulatory agency asserts that the services provided by IVFA under this Agreement are unlawful or that the practice of medicine by P.C. as contemplated by this Agreement requires a certificate of need, and any such assertion is not contested (or if contested, the agency's assertion is found to be correct by a court of competent jurisdiction and no appeal is taken, or if any appeals are taken and the same are unsuccessful), this Agreement shall thereupon terminate with the same force as if such termination date was the date originally specified in this Agreement as the date of final expiration of the terms of this Agreement.

          8.1.4 ECONOMIC INFEASIBILITY. Either party may terminate this Agreement upon 90 days prior written notice to the other party in the event that the provision of Infertility Services as contemplated by this Agreement is no longer economically feasible for any reason, including, without limitation, due to technological obsolescence of the Infertility Services, adverse modification of the reimbursement system materially affecting payment for such services, or adverse change in the applicable laws or regulations materially affecting the delivery of Infertility Services.

     8.2 TERMINATION BY IVFA FOR PROFESSIONAL DISCIPLINARY ACTIONS. IVFA may terminate this Agreement upon 10 days prior written notice to P.C. if Dr. Patricia McShane's, Medical Director of P.C. , authorization to practice medicine is suspended, revoked or not renewed.

                                    ARTICLE 9

                                    INSURANCE

     9.1 IVFA shall carry professional liability insurance, covering itself and its employees providing services under this Agreement in the minimum amount of $1 million per incident, $3 million in the aggregate, at its own expense. IVFA shall also carry a policy of public liability and property damage insurance with respect to the Facilities under which the insurer agrees to indemnify IVFA against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages customarily included within the coverage of such policies of insurance available for IVFA. The minimum limits of liability of such insurance shall be $1 million combined single limit covering bodily injury and property damage. If possible under the terms of the insurance coverage, P.C. shall be named as an additional insured on IVFA's public liability and property damage insurance policies. A certificate of insurance evidencing such policies shall be presented to P.C. within thirty (30) days after the execution of this Agreement.

     9.2 P.C. shall carry professional liability insurance covering P.C. and P.C.'s employees in the amount of , at least, $1 million per incident, $3 million in the aggregate. Certificates of insurance evidencing such policies shall be presented to IVFA within thirty (30) days after the execution of this Agreement. Failure to provide such certificates within such period shall constitute a material breach by P.C. hereunder.

     9.3 P.C.and  IVFA shall  provide  written  notice to the other at least ten
(10) days in advance of the effective date of any reduction, cancellation or termination of the insurance required to be carried by each hereunder.

                                   ARTICLE 10

                                  MISCELLANEOUS

     10.1 INDEPENDENT CONTRACTOR. IVFA and P.C. are independent contracting parties. In this regard, the parties agree that the relationship between IVFA and P.C. is that of an independent supplier of non-medical services and a medical practice, respectively, and, unless otherwise provided herein, nothing in this Agreement shall be construed to create a principal-agent, employer-employee, or master-servant relationship between IVFA and P.C.

          10.1.1 Notwithstanding the authority granted to IVFA herein, IVFA and P.C. agree that P.C. shall retain the full authority to direct all of the medical, professional, and ethical aspects of its medical practice;

          10.1.2 Any powers of P.C. not specifically vested in IVFA by the terms of this Agreement shall remain with P.C.;

          10.1.3 P.C. shall, at all times, be the sole employer of the Physician Employees, the Other Professional Employees and all other professional personnel engaged by P.C. in connection with the operation of its medical practice at the Facilities, and shall be solely responsible for the payment of all applicable federal, state or local withholding or similar taxes and provision of workers' compensation and disability insurance for such professional personnel;

          10.1.4 Neither party shall have the right to participate in any benefits, employment programs or plans sponsored by the other party on behalf of its employees, including, but not limited to, workers' compensation, unemployment insurance, tax withholding, health insurance, life insurance, pension plans or any profit sharing arrangement;

          10.1.5 In no event shall either party be liable for the debts or obligations of the other except as otherwise specifically provided in this Agreement; and

          10.1.6 Matters involving the internal agreements and finances of P.C., including but not limited to the distribution of professional fee income among Physician Employees and Other Professional Employees who are providing professional services to patients of P.C., and other employees of P.C., disposition of P.C. property and stock, accounting, tax preparation, tax planning, and pension and investment planning (and expenses relating solely to these internal business matters), hiring and firing of physicians, decisions and contents of reports to regulatory authorities governing P.C. and licensing, shall remain the sole responsibility of P.C. and the individual Physician Stockholder(s).

     10.2 FORCE MAJEURE. Neither party shall be liable to the other for failure to perform any of the services required under this Agreement in the event of a strike, lockout, calamity, act of God, unavailability of supplies, or other event over which such party has no control, for so long as such event continues and for a reasonable period of time thereafter, and in no event shall such party be liable for consequential, indirect, incidental or like damages caused thereby.

     10.3 USE OF NAME OF P.C. The name or any statement that may implicitly refer directly or indirectly to P.C. or impute any affiliation directly or indirectly between IVFA and P.C. shall not be used in any manner or on behalf of IVFA in any advertising or promotional materials or otherwise without P.C.'s prior written consent. However, IVFA may use P.C's name or address in advertising to the public solely for the purpose of providing directions to the office of P.C.

     10.4 EQUITABLE RELIEF. Without limiting other possible remedies available to a non-breaching party for the breach of the covenants contained herein, injunctive or other equitable relief shall be available to enforce those covenants, such relief to be without the necessity of posting bond, cash or otherwise. If any restriction contained in said covenants is held by any court to be unenforceable or unreasonable, a lesser restriction shall be enforced in its place and remaining restrictions therein shall be enforced independently of each other.

     10.5 PRIOR AGREEMENTS; AMENDMENTS. This Agreement supersedes all prior agreements and understandings between the parties as to the subject matter covered hereunder, and this Agreement may not be amended, altered, changed or terminated orally. No amendment, alteration, change or attempted waiver of any of the provisions hereof shall be binding without the written consent of the parties, and such amendment, alteration, change, termination or waiver shall in no way affect the other terms and conditions of this Agreement, which in all other respects shall remain in full force.

     10.6 ASSIGNMENT; BINDING EFFECT. This Agreement and the rights and obligations hereunder may not be assigned without the prior written consent of both parties, and any attempted assignment without such consent shall be void and of no force and effect, except that IVFA may assign this Agreement to any subsidiary or affiliate of IVFA without the consent of P.C. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties' respective heirs, legal representatives, successors and permitted assigns.

     10.7 WAIVER OF BREACH. The failure to insist upon strict compliance with any of the terms, covenants or conditions herein shall not be deemed a waiver of such terms, covenants or conditions, nor shall any waiver or relinquishment of any right at any one or more times be deemed a waiver of relinquishment of such right at any other time or times.

     10.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts to the fullest extent permitted by law, without regard to the application of conflict of law rules.

     10.9 SEPARABILITY. If any portion of the provisions hereof shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such portion or provisions in circumstances other than those in which it is held invalid or unenforceable, shall not be affected thereby, and each portion or provision of this Agreement shall be valid and enforced to the fullest extent permitted by law, but only to the extent the same continues to reflect fairly the intent and understanding of the parties expressed by this Agreement take as a whole.

     10.10 HEADINGS. Section and paragraph headings are not part of this Agreement and are included solely for convenience and are not intended to be full or accurate descriptions of the contents thereof.

     10.11 NOTICES. Any notice hereunder shall have been deemed to have been given only if in writing and either delivered in hand or sent by registered or certified mail, return receipt requested, postage prepaid, or by United States Express Mail or other commercial expedited delivery service, with all postage and delivery charges prepaid, to the addresses set forth below:

         10.11.1  If for IVFA at:

                        IVF America, Inc.
                        One Manhattanville Road
                        Purchase, NY 10577-2100
                        Attention: Lois Dugan, Vice President, Northeast Region

                            With a copy to:
                        IVF America, Inc.
                        One Manhattanville Road
                        Purchase, NY 105277-2100
                        Attention:  Claude White, General Counsel

         10.11.2  If for P.C. at:

                        MPD Medical Associates (MA), P.C.
                        c/o Deaconess-Waltham Hospital
                        Hope Avenue
                        Waltham, Massachusetts 02154-9116
                        Attention: Dr. Patricia McShane

                            With a copy to:






Either party hereto, by like notice to the other party, may designate such other address or addresses to which notice must be sent.

     10.12 ENTIRE AGREEMENT. This Agreement and all attachments hereto represent the entire understanding of the parties hereto with respect to the subject matter hereof and thereof, and cancel and supersede all prior agreements and understandings among the parties hereto, whether oral or written, with respect to such subject matter.

     10.13 NO MEDICAL PRACTICE BY IVFA. IVFA will not engage in any activity that constitutes the practice of medicine, and nothing contained in this Agreement is intended to authorize IVFA to engage in the practice of medicine or any other licensed profession.

     10.14 CONFIDENTIAL INFORMATION. During the initial term and any renewal term(s) of this Agreement, the parties may have access to or become acquainted with each others' trade secrets and other confidential or proprietary knowledge or information concerning the conduct and details of each party's business ("Confidential Information"). At all times during and after the termination of this Agreement, neither party shall directly or indirectly, communicate, disclose, divulge, publish or otherwise express to any individual or governmental or non-governmental entity or authority (individually and collectively referred to as "Person") or use for its own benefit or the benefit of any Person any Confidential Information, no matter how or when acquired, of the party. Each party shall cause each of its employees to be advised of the confidential nature of such Confidential Information and to agree to abide by the confidentiality terms of this Agreement. Neither party shall photocopy or otherwise duplicate any Confidential Information of the party without the prior express written consent of the such other party except as is required to perform services under this Agreement. All such Confidential Information shall remain the exclusive property of the proprietor and shall be returned to the proprietor immediately upon any termination of this Agreement. Publicly available items shall not be considered proprietary except as protected by applicable state or federal law independent of this Agreement.

     10.15 INDEMNIFICATION.

          10.15.1 IVFA agrees to indemnify and hold harmless P.C., its directors, officers, employees and servants from any suits, claims, actions, losses, liabilities or expenses (including reasonable attorney's fees) arising out of or in connection with any act or failure to act by IVFA related to the performance of its duties and responsibilities under this Agreement. The obligations contained in this Section 10.15.1 shall survive termination of this Agreement.

          10.15.2 P.C. agrees to indemnify and hold harmless IVFA, its shareholders, directors, officers, employees and servants from any suits, claims, actions, losses, liabilities or expenses (including reasonable attorney's fees) arising out of or in connection with any act or failure to act by P.C. related to the performance of its duties and responsibilities under this Agreement. The obligations contained in this Section 10.15.2 shall survive termination of this Agreement.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties on September 29, 1995.

                                        IVF AMERICA, INC.

                                        By: /s/ Lois Dugan, Vice President
                                            ------------------------------
                                              Lois Dugan, Vice President

                                        MPD MEDICAL ASSOCIATES (MA), P.C.

                                        By: /s/ Patricia McShane, MD
                                            ------------------------
                                              PATRICIA MCSHANE, MD

                                   EXHIBIT A

                      DESCRIPTION OF OFFICE AND FACILITIES
                         TO BE PROVIDED BY IVFA TO P.C.

Office space and amenities at Deaconess-Waltham Hospital, Hope Avenue, Waltham, Massachusetts or an equivalent location.

                                   EXHIBIT B

                         PHYSICIAN EMPLOYMENT AGREEMENT

                                  See attached

                                   EXHIBIT C

                           PROFIT ALLOCATION FORMULA

     Profit allocation between P.C. and IVFA is based on predistribution earnings ("PDE"). For purposes of this profit allocation formula, PDE shall be equal to (1) Physician and Other Professional Revenues less (2) Cost of Services, Base Management Fee, as such terms are defined in this Agreement, and any advance made to P.C. by IVFA pursuant to Section 6.3 of this Agreement. PDE shall be allocated 60% to IVFA and 40% to P.C. for all physician salaries(but not less than the amount necessary for the P.C. to pay individual physicians still employed by P.C. at year-end their annual salaries as established in the budget). The distribution among physicians of the amount above budgeted physician salaries (40% of actual PDE less budgeted physician salaries) shall be agreed to by P.C. and IVFA annually. By way of example, the 1995 physician salary expenses have been targeted at $870,000. If 40% of PDE is in excess of $870,000, then that amount in excess of $870,000 will be shared among the physicians in equal proportion of each physician's salary to total budgeted physician salary.

                                   EXHIBIT D

                    SECURITY AGREEMENT (ACCOUNTS RECEIVABLE)

                                  See attached